Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 22, 2011 relating to the financial statements of the Predecessor Company and the financial statements of the Successor Company, and the effectiveness of internal control over financial reporting, which appear in Spansion Inc’s Annual Report on Form 10-K for the year ended December 26, 2010.

PricewaterhouseCoopers LLP

San Jose, California

February 22, 2011